 United Realty Trust Incorporated 10-Q

Exhibit 10.2

August 20, 2014

Brett J. Mcintyre

Fox Rehabilitation

7 Carnegie Plaza

Cherry Hill, NJ

Re: First Amendment to the Agreement of Sale (the “Agreement of Sale) dated July 23, 2014 between United Realty Partners, LLC as Purchaser and FRS Carnegie Plaza, L.L.C. as Seller.

Dear Brett,

This letter shall act as an amendment to the Agreement of Sale (the “First Amendment”). Capitalized terms used herein and not otherwise defined shall have such meaning as set forth in the Agreement of Sale. To the extent that there is any conflict between the terms of this First Amendment and the terms of the Agreement of Sale, the terms of this First Amendment shall control.

1.	The Due Diligence Period shall end on September 5, 2014 and the Settlement Date shall be extended from August 31, 2014 to September 15, 2014.

2.	The Escrow Holder shall be Fidelity National Title. The parties shall promptly direct Riverside United Title Agency, LLC to deliver the First Deposit to Fidelity National Title.

3.	The Agreement of Sale is hereby amended by deleting Section 4 in its entirety and substituting in lieu thereof, the following:

“Settlement. Settlement shall be made on or prior to September 15, 2014 (“Settlement Date”) on or prior to 2:00 p.m. (prevailing time) at the office of the Title Company, unless Seller and Buyer agree in writing to a different time and place (“Settlement”). The date and time of Settlement is hereby agreed to be of the essence of this Agreement. Buyer shall have One (1) option to extend the Settlement Date for eighteen (18) additional days by (i) providing written notice to Seller no later than five (5) days prior to the Settlement Date, and (ii) contemporaneously therewith depositing the sum of Twenty Five Thousand and No/100 Dollars ($25,000.00) (the “Extension Deposit”) with Escrow Holder. The Extension Deposit shall be nonrefundable to Buyer (except as otherwise provided herein), but shall be applicable to the Purchase Price at Closing.”

4.	Purchaser shall have the right to assign the Agreement of Sale prior to Closing to any affiliate of the Purchaser.

5.	Other than as expressly amended herein, all other terms of the Agreement of Sale shall remain in full force and effect.

6.	This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures to follow]

This First Amendment to the Agreement of Sale is effective as of August 20_, 2014.

SELLER: FRS CARNEGIE PLAZA, L.L.C.		PURCHASER: UNITED REALTY PARTNERS, LLC
By:	/S/ Bruce McIntyre	By:	/S/ Jacob Frydman
	Brett McIntyre, Chief Financial Officer		Jacob Frydman, Authorized Signatory

Date:		Date: